EXHIBIT 10.52
SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

Annual Retainer	$95,000	(1)
Annual Equity Award	$200,000	(2)
Chair of the Board	$150,000	(1)
Committee Annual Retainers:
Audit Committee Chair	$30,000	(1)
Audit Committee Member	$12,000	(1)
Compensation and Personnel Committee Chair	$25,000	(1)
Nominating and Corporate Governance Committee Chair	$18,000	(1)

(1)	These amounts are payable in cash or restricted stock units, at the election of the non-employee director.

(2)	The annual equity award is payable in the form of restricted stock units.